UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	August 14, 2008

Comdisco Holding Company, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

000-499-68	54-2066534
(Commission File Number)	(IRS Employer Identification No.)

5600 NORTH RIVER ROAD, SUITE 800 ROSEMONT, ILLINOIS	60018
(Address of Principal Executive Offices)	(Zip Code)

(847) 698-3000
(Registrant’s Telephone Number, Including Area Code)

6111 NORTH RIVER ROAD, ROSEMONT, ILLINOIS
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition.

On August 14, 2008, Comdisco Holding Company, Inc. (the “Company”) issued a press release reporting financial results for its fiscal third quarter ended June 30, 2008.  A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

On the same day, the Company issued a press release announcing that in accordance with its plan of reorganization, it would make a supplemental distribution in the approximate amount of $1 million dollars (including interest and dividends earned on the funds and the shares in the Disputed Claims Reserve) to its general unsecured creditors with allowed claims.  This distribution will be the final distribution from the Disputed Claims Reserve as all Disputed Claims have been resolved and the Disputed Claims Reserve is no longer required by Comdisco’s plan of reorganization.  A copy of the press release is furnished as Exhibit 99.2 to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits

Exhibit No.	Description

99.1	Press Release of Comdisco Holding Company, Inc., dated August 14, 2008

99.2	Press Release of Comdisco Holding Company, Inc., dated August 14, 2008

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMDISCO HOLDING
COMPANY, INC.

Dated: August 14, 2008	By:	/s/ Deborah Dompke
	Name:	Deborah Dompke
	Title:	Authorized Representative

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release of Comdisco Holding Company, Inc., dated August 14, 2008

99.2	Press Release of Comdisco Holding Company, Inc., dated August 14, 2008